UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2004, CSG Systems International, Inc. (“CSG”) announced that Neal Hansen, then Chairman of the Board and Chief Executive Officer, planned to retire on June 30, 2005. In conjunction with Mr. Hansen’s planned retirement, CSG and Mr. Hansen entered into the Fifth Amendment to Employment Agreement with Neal C. Hansen, dated December 20, 2004 (the “Fifth Amendment”). In the Fifth Amendment, Mr. Hansen agreed, among other things, to serve on the Board of Directors for the remainder of his current term which expires at the 2006 annual meeting of stockholders of CSG. On June 7, 2005, CSG and Mr. Hansen entered into the Seventh Amendment to Employment Agreement with Neal C. Hansen, dated June 7, 2005 (the “Seventh Amendment”), to allow Mr. Hansen the choice as to whether he will or will not serve on the Board of Directors for the remainder of his current term.

A copy of the Seventh Amendment to Employment Agreement with Neal C. Hansen, dated June 7, 2005, is attached hereto as Exhibit 10.14G and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As explained in Item 1.01 above, on June 7, 2005, Mr. Hansen and CSG entered into the Seventh Amendment. The text set forth in Item 1.01 regarding the Seventh Amendment is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.14G	Seventh Amendment to Employment Agreement with Neal C. Hansen, dated June 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.14G	Seventh Amendment to Employment Agreement with Neal C. Hansen, dated June 7, 2005